UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 10, 2007

THE MCGRAW-HILL COMPANIES, INC.

(Exact Name of Registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1221 Avenue of the Americas, New York, New York 10020

(Address of Principal Executive Offices) (Zip Code)

(212) 512-2564

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Appointment of Principal Accounting Officer.

On December 10, 2007, Luc D. Gregoire, age 47, was appointed Senior Vice President and Corporate Controller of the Registrant, the Registrant’s principal accounting officer.

Prior to this appointment, Mr. Gregoire was, since 2005, Corporate Controller and Chief Accounting Officer at Standard Motor Products, Inc., an aftermarket auto parts manufacturer. Prior to joining Standard Motor Products, Inc., Mr. Gregoire was the Controller for Europe, Middle East and Africa at Merck and Co., a global pharmaceutical company.

Mr. Gregoire will receive a one-time signing bonus of $80,000 payable in March 2008. In addition, he will receive a special payment of $20,000 payable in July 2008, 2009 and 2010. If within 12 months of his start date Mr. Gregoire voluntarily separates from The McGraw-Hill Companies, he will make full restitution of these amounts to the Company. Mr. Gregoire will receive a long-term award valued at $150,000 on April 1, 2008, of which 75% will be granted as Restricted Performance Shares and 25% as Stock Options. The Restricted Performance Shares will vest at the end of 2010 based on achievement of the established Earnings Per Share goal. The stock option grant will vest at the rate of 50% on the first anniversary of the grant and 50% on the second anniversary of the grant and is exercisable for a ten-year period from the date of the grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE McGRAW-HILL COMPANIES, INC.

/s/ Kenneth M. Vittor
By: Kenneth M. Vittor
Executive Vice President and General Counsel

Dated: December 10, 2007